EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-10 (the “Registration Statement”) of Entrée Gold, Inc. (the “Company”), filed with the United States Securities and Exchange Commission (the “SEC”) on November 17, 2010, of our reports dated March 31, 2010, relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009, filed with the SEC on April 1, 2010, and to the incorporation by reference in the Registration Statement of our report dated October 26, 2010, relating to the consolidated financial statements of PacMag Metals Limited, which appears in the Company’s business acquisition report, dated November 1, 2010, furnished to the Commission on Form 6-K on November 2, 2010.

We further consent to the use of our name in the prospectus that is filed as a part of this Registration Statement under the headings “Interest of Experts” and “Documents Filed as a Part of the Registration Statement.”

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

November 17, 2010